                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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                      New Brunswick Scientific Co., Inc.
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                (Name of Registrant as Specified in Its Charter)

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NEW BRUNSWICK SCIENTIFIC CO., INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 1, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the “Corporation”), will be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, June 1, 2004 at 10:00 A.M. Eastern Daylight Saving Time, for the following purposes:

1.	To elect three Class II directors of the Corporation to terms of three years.

2.	To approve and adopt an amendment to the New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for Nonemployee Directors increasing the number of authorized shares by 100,000.

3.	To transact such other business as may properly come before the meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on April 16, 2004, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 2003 is being sent to you herewith.

By Order of the Board of Directors

Adele Lavender, Secretary

April 19, 2004

ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

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NEW BRUNSWICK SCIENTIFIC CO., INC.
44 Talmadge Road
Edison, New Jersey 08818

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the “Corporation”), to be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, June 1, 2004 at 10:00 A.M., Eastern Daylight Saving Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 19, 2004.

You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

The Board of Directors has fixed the close of business on April 16, 2004, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 8,686,641 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

The Corporation’s Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, three directors designated as Class II directors are to be elected at the 2004 Annual Meeting. The Class II directors to be elected shall serve terms of three years.

Nominees for Directors

The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

The following table presents the name, age and principal occupation of each nominee and present director.

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NOMINEES FOR TERMS EXPIRING AT THE 2007 ANNUAL MEETING (CLASS II)

Name	Age	Principal Occupation	First Became a Director In

Daniel S. Van Riper(1)	63	Special Advisor, Sealed Air Corporation	2001
Dr. David Pramer(1)(2)	81	Executive Assistant for Research Policy and Administration, Rutgers University	1962
Joel Jaffe (1)	57	Treasurer, Aveta Pharmacy Services, LLC	2004

Terms Expiring at the 2005 Annual Meeting (Class III)

David Freedman (3)	83	Chairman of the Board and Chief Executive Officer of the Corporation	1958
Kenneth Freedman (3)	45	General Manager and Director/Treasurer of Auricle Communications	1999
Dr. Jerome Birnbaum(1)	64	Pharmaceutical R&D Consultant	2000
James T. Orcutt	46	President and Chief Operating Officer of the Corporation	2001

Terms Expiring at the 2006 Annual Meeting (Class I)

Peter Schkeeper(1)	59	President of Schkeeper, Inc.	1999
Kiyoshi Masuda(1)	79	President of American & Foreign Market Research, Inc.; President of FerriShield, Inc.	1980
Ernest Gross(1)	85	Attorney in Private Practice	1984

(1)	Independent director pursuant to the NASDAQ listing standards for independence.

(2)	Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

(3)	Kenneth Freedman is the son of David Freedman.

Business Experience of Directors

Daniel S. Van Riper is a special advisor to management of Sealed Air Corporation, a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems. From July 1, 1998 until January 1, 2002, he was Senior Vice President and Chief Financial Officer of Sealed Air. Prior to joining Sealed Air, Mr. Van Riper spent 36 years with KPMG LLP, a major independent audit and accounting firm, including 26 years as a partner. Mr. Van Riper is also a director of three other publicly traded companies, Millennium Chemicals Inc., DOV Pharmaceutical Inc. and Hubbell Incorporated. Mr. Van Riper, who served on the Corporation’s Audit Committee and had been designated by the Board of Directors as a financial expert resigned from its Audit Committee as of March 31, 2004 as a result of conflicting commitments. Mr. Van Riper currently serves on the audit committees of two of those other companies.

David Pramer, Ph.D. has had a 52-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

Joel Jaffe has been Treasurer of Aveta Pharmacy Services, LLC, a company that supplies pharmacy services to long-term care institutions and other institutional health care facilities since March 2004. From May 2003 to March 2004 he was Treasurer of Partners Healthcare, LLC, a subsidiary of Aveta Pharmacy Services. From April 1999 to April 2003 he was Executive Vice President and Treasurer of Care One, LLC, a long-term care provider that owns and operates skilled nursing homes and assisted living facilities in New Jersey. From January 1998 to April 2003 Mr. Jaffe was Treasurer of a company that managed the investments of a wealthy family. From May

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1995 to December 1997 Mr. Jaffe was Senior Vice President and Treasurer of The Multicare Companies, Inc., a publicly traded company that owned and operated skilled nursing homes that provided long-term care and specialty medical services. Prior to joining The Multicare Companies, Mr. Jaffe spent 27 years with KPMG, LLP, a major independent audit and accounting firm, including 16 years as a partner. Mr. Jaffe serves on the Corporation’s audit committee and has been designated by the Board of Directors as a financial expert.

David Freedman serves as Chairman of the Corporation’s Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989. Mr. Freedman was reappointed as Chief Executive Officer in 2000. Mr. Freedman is also a director of PharmaSeq, Inc., a privately held company.

Kenneth Freedman has, since February 1992, been employed by Auricle Communications, a not-for-profit corporation dedicated to radio programming. From 1985 to 1991 he was the Station Manager of WFMU-FM in East Orange, New Jersey.

Jerome Birnbaum, Ph.D. is a pharmaceutical R&D Consultant and is a Co-founder of Achillion Pharmaceuticals, Inc., a start-up biotechnology company. Previously, Dr. Birnbaum was employed by Merck and Co., Inc. from 1970-1987 in various positions culminating as Vice President, Microbiology and Agricultural Research. From 1987 until his retirement in January 2000 he was employed in various positions by Bristol-Myers Squibb Company culminating as Senior Vice President, Strategic R&D Operations. Dr. Birnbaum is also a director of ASM Resources, Inc.

James T. Orcutt was employed by the Corporation in May, 2000 as President of the Life Science division and served in that capacity until his appointment as President of the Corporation on September 10, 2001. Mr. Orcutt was further appointed as Chief Operating Officer of the Corporation on February 23, 2004. Prior to joining the Corporation, Mr. Orcutt spent 5 years as Senior Vice President of Sales, Marketing and Development with Boekel Industries and 12 years with Barnstead/Thermolyne in various sales and marketing management positions. Prior to his employment with Barnstead/Thermolyne he was employed as a project engineer and a field engineer.

Peter Schkeeper has, since January 1, 1993, been the President of Schkeeper Inc., a professional engineering inspection services company. From 1972 to 1992 Mr. Schkeeper was employed by Valcor Engineering Corporation in a number of different positions ending with division President.

Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

The Corporation’s Board of Directors held a total of seven meetings during the year ended December 31, 2002 all directors attended 75% or more of the meetings of the Board and meetings of committees of the Board on which they served. All Board members are expected to attend the Corporation’s annual meetings. At the Corporation’s 2002 annual meeting, all members of the Board and nominees for election to the Board were present.

The standing committees of the Board of Directors include the Corporate Governance and Compensation Committee, the Audit Committee, the Executive Committee and the Nominating Committee.

Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee is comprised of three members, all of whom are Non-employee Directors. The members of the Corporate Governance and Compensation Committee are Ernest Gross (Chairman), Dr. David Pramer and Kiyoshi Masuda, all of who meet the independence requirements of NASDAQ. The committee reviews the Corporation’s policies with respect to employment, pension benefits and

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stock option plans and recommends modifications to such policies. This committee also administers the Corporation’s Stock Option Plan for Officers and Key Employees, reviews the compensation of the Corporation’s executive officers and the compensation and stock options of Directors and makes recommendations for decisions thereon by a majority of the independent directors.

Among its other responsibilities, this committee makes recommendations to the Corporation’s Board of Directors from time to time as to matters of corporate governance, and reviews and assesses the Corporation’s Corporate Governance Guidelines. The Corporate Governance and Compensation Committee met four times during the year ended December 31, 2003.

Audit Committee

The Charter of the Audit Committee of the Board of Directors is available on the Corporation’s website at http://nbsc.com and is also attached to this Proxy Statement as Exhibit “B”. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Charter of the Audit Committee requires that it be comprised of at least three members, all of whom are Non-employee Directors and at least one of whom is an “audit committee financial expert” as defined by the Securities Exchange Commission. The members of the Audit committee are Daniel S. Van Riper (who served as Chairman until his resignation from the Committee as of March 31, 2004), Joel Jaffe (who was appointed to the Committee as of March 31, 2004 and currently serves as its Chairman), Ernest Gross and Peter Schkeeper, all of whom meet the independence requirements of NASDAQ and of the Securities and Exchange Commission. The Board has determined that Mr. Van Riper and Mr. Jaffe are both Audit Committee Financial Experts.

The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors, and it reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors. The Audit Committee meets with management regularly to consider the adequacy of the Corporation’s internal controls and financial reporting process and the reliability of the Corporation’s financial reports to the public. This committee also meets with the independent auditors and with the Corporation’s appropriate financial personnel regarding these matters. The independent auditors meet privately with this committee and have unrestricted access to the committee. The Audit Committee also examines the independence and performance of the independent auditors. In addition to its other responsibilities, the Audit Committee reviews the Corporation’s critical accounting policies, its annual and quarterly reports on Forms 10-K and 10-Q, and its earnings releases before they are published. The Audit Committee held seven meetings during the year ended December 31, 2003. See—“Report of the Audit Committee” on page 13 of this Proxy Statement for more information.

Executive Committee

The Executive Committee consisting of Messrs. Freedman, Schkeeper, Gross and Pramer handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. The Executive Committee met seven times during the year ended December 31, 2003.

Nominating Committee

The Nominating Committee Charter is available on the Corporation’s website at http://nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Nominating Committee Charter requires that the committee be comprised of at least three members, all of whom must be Non-employee Directors and meet the independence requirements of NASDAQ. The Nominating Committee consisting of Drs. Pramer (chairman), Birnbaum, and Mr. Schkeeper met three times during the year ended December 31, 2003. This committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the committee on its own initiative or referred by other Board members, management, shareholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 22, 2004 for referral to the committee. Any shareholder who wishes to make a

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nomination at an annual or special meeting for the election of directors must do so in compliance with the procedures set forth in the Committee’s Charter.

Executive Sessions

Non-management independent directors meet regularly in executive sessions without management. Non-management independent directors are those who are not corporate officers and exclude Kenneth Freedman, the son of David Freedman who is deemed not to be independent. An executive session is held in conjunction with each regularly scheduled Board meeting. Other sessions may be called at the request of the Board or an independent director.

Contacting the Board of Directors

Any shareholder who wishes to contact any member of the Board of Directors may do so electronically by sending an e-mail to the following address: bdofdirectors@nbsc.com. Alternatively, a shareholder can contact any member of the Board by writing to Board of Directors, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, NJ 08817. Communications received electronically or in writing will be distributed to the appropriate Board member depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded to the Chairman of the Audit Committee.

Compensation of Directors

The Directors of the Corporation who are not also full time employees of the Corporation are paid $12,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend lasting less than 1-3/4 hours, $500 for each meeting in excess of 1-3/4 hours and $500 for miscellaneous meetings. Committee chairmen receive an annual fee of $5,000 in addition to $800 for each meeting they attend. Members of the Executive Committee receive an annual fee of $1,000 in addition to $500 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation’s 1999 Stock Option Plan for Nonemployee Directors and were eligible for options under a predecessor plan which expired in 1999. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are generally exercisable over a five-year period in 20% annual installments beginning one year after date of grant.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of April 19, 2004, concerning the beneficial ownership of the Corporation’s Common stock for (a) each director (and nominee for director); (b) each of the named officers (the “Named Executive Officers” as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Daniel S. Van Riper(1)	15,288	(2)
Dr. David Pramer(1)(3)	92,455	1.1%
Joel Jaffe	1,000	(2)
David Freedman (4)(5)	1,268,062	14.6%
Kenneth Freedman (1)	85,312	(2)
Dr. Jerome Birnbaum(1)	13,182	(2)
James T. Orcutt(6)	34,766	(2)
Peter Schkeeper(1)	14,832	(2)
Kiyoshi Masuda(1)	104,209	1.2%
Ernest Gross(1)	69,823	(2)
Samuel Eichenbaum(6)	58,633	(2)
Dr. Lee Eppstein(6)	41,557	(2)
William J. Dunne(6)	26,595	(2)
All directors and executive officers as a group(5)(7)	1,854,185	21.3%

(1)
This figure includes respective shares which may be acquired within 60 days under stock option plans for nonemployee directors as follows: Mr. Van Riper — 6,633; Dr. Pramer — 47,233; Kenneth Freedman — 12,182; Dr. Birnbaum — 12,182; Mr. Schkeeper — 12,622; Mr. Masuda — 34,139; and Mr. Gross – 48,691.

(2)	Less than 1 percent.

(3)	This figure includes 2,042 shares owned by Dr. Pramer’s wife and 43,180 shares owned jointly by Dr. Pramer and his wife.

(4)	This figure includes 139,022 shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors.

(5)
This figure includes 180,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman’s wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(6)
This figure includes respective shares which may be acquired within 60 days under the 1991 Nonqualified Stock Option Plan for Officers and Key Employees as follows: Mr. Orcutt — 25,652; Mr. Eichenbaum — 21,633; Dr. Eppstein — 28,568 and Mr. Dunne — 26,511.

(7)
This figure includes 439,182 shares which may be acquired by the officers and directors as a group within 60 days under the 1991 and 2001 Stock Option Plans for Officers and Key Employees, the 1998 Stock Option Plan for 10% Shareholder-Directors and the 1989 and 1999 Stock Option Plans for Nonemployee Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of April 19, 2004, concerning the only persons who, to the best of Management’s knowledge, own beneficially more than five percent (5%) of the Corporation’s Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

David Freedman (1)	1,129,040	(2)(3)	13.0%
44 Talmadge Road
Edison, New Jersey 08818

Sigmund Freedman (1)	1,023,201	(3)	11.8%
1050 George Street – 10M
New Brunswick, NJ 08901

Banque Carnegie Luxembourg S.A.	887,040	(4)	10.2%
5 Place la Gare
L-1616 Luxembourg
Grand-Duchy of Luxembourg

Royce & Associates, Inc.	528,037		6.1%
1414 Avenue of the Americas
New York, NY 10019

Eliot Rose Asset Management, LLC	441,625	(5)	5.1%
10 Weybosset Street – Suite 401
Providence, RI 02903

(1)
Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be “control persons” of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 24.8% of the Common stock of the Corporation.

(2)
This figure includes 180,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman’s wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3)	This figure excludes shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows: David Freedman — 139,022 and Sigmund Freedman — 82,454.

(4)
Banque Carnegie Luxemburg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D. Carnegie & Co. AB and Carnegie Kapitalforvaltning AB are members of a group which collectively own 887,040 shares of the Corporation and have shared voting power with respect to the shares owned by each.

(5)
Gary S. Siperstein, the managing member of Eliot Rose Asset Management, LLC is deemed to be the beneficial owner of these securities pursuant to his ownership interest for Eliot Rose Asset Management, LLC.

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Executive Officers

The following table presents the name, age and present office or position of each of the Corporation’s executive officers:

Name	Age	Present Office or Position (1)

David Freedman	83	Chairman of the Board and Chief Executive Officer
James T. Orcutt	46	President and Chief Operating Officer
Adele Lavender (2)	79	Secretary
Samuel Eichenbaum	64	Vice President, Finance, Chief Financial Officer and Treasurer
Dr. Lee Eppstein	61	Vice President, Technology

(1)
Mr. David Freedman is also a director of the Corporation (see “Election of Directors” above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985, Vice President, Finance in May 1990 and Treasurer in September 2003. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990. James T. Orcutt, a director of the Corporation, was appointed President of the Life Sciences Division in May 2000, President of the Corporation on September 10, 2001 and Chief Operating Officer on February 23, 2004. Dr. Eppstein was appointed Vice President, Technology in February 2000.

(2)
Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

The officers serve at the pleasure of the Board of Directors, except for David Freedman, who has an employment agreement with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 2003, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to the shares of the Corporation’s Common Stock that may be issued under the Corporation’s existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)

Equity compensation plans approved by shareholders	1,036,409	$4.14	273,009

Equity compensation plans not approved by Shareholders	-	-	-

Total	1,036,409	$4.14	273,009

EXECUTIVE COMPENSATION

The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Annual Compensation(1)

Name and Principal Position	Year	Salary ($)	Bonus	Options (#)

David Freedman	2003	$264,600	-	-
Chairman of the Board and	2002	264,600	$78,120	-
Chief Executive Officer	2001	252,000	57,395	-

James T. Orcutt	2003	185,000	11,140	27,500
President and Chief Operating Officer	2002	178,942	56,600	24,200
	2001	165,962	36,425	-

Samuel Eichenbaum(2)	2003	160,000	11,250	22,000
Vice President, Finance,	2002	158,461	57,750	18,150
Chief Financial Officer, and	2001	150,000	39,175	-
Treasurer

Dr. Lee Eppstein	2003	126,000	-	16,500
Vice President, Technology	2002	125,076	37,200	12,100
	2001	120,000	27,325	-

William J. Dunne	2003	123,600	-	5,500
Vice President, Sales

Sigmund Freedman(2)	2003	72,000	-	-
	2002	103,538	-	-
	2001	101,000	-	-

(1)
While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer’s salary and bonus in any year with the exception of

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David Freedman, whose benefits, which include 401(k) match, use of a Corporation owned vehicle and various insurance coverages amounted to $27,022 or 10.2% of his compensation in 2003.

(2)	Sigmund Freedman retired as Treasurer of the Corporation on August 31, 2003. Samuel Eichenbaum was elected Treasurer of the Corporation on September 2, 2003.

The Corporation entered into an Employment Agreement (the “Agreement”) with Mr. David Freedman effective January 1, 2002. The Agreement runs for a term of three years and provides for payment of an annual salary of $264,600, with increases and bonuses at the Board’s discretion, business expenses and use of a company car. If the Agreement is terminated because of death or disability, the Corporation shall pay within 45 days, a benefit equal to Mr. Freedman’s annual salary. If Mr. Freedman is terminated for cause, the Corporation has no further obligations after the date of termination. If the Agreement is terminated due to Mr. Freedman’s retirement from active service to the Corporation as an employee during the term of the Agreement, or at its termination or any extension thereof, the Corporation shall pay to Mr. Freedman, over 36 months, a retirement benefit equal to three (3) times the annual salary payable to Mr. Freedman at the time of such retirement.

The Corporation entered into termination agreements with each of the below Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 2004 are as follows: David Freedman — $772,198; Samuel Eichenbaum — $466,404 and Dr. Lee Eppstein — $366,703.

In addition, the Corporation has entered into termination agreements with Samuel Eichenbaum, James T. Orcutt and Dr. Lee Eppstein which provide for payments equal to 200% of their current annual base salary at the time of termination if they are involuntarily terminated for any reason after the occurrence of a change in control of the Corporation. The Corporation loaned Mr. Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 20,460 shares of the Corporation’s Common stock. The current balance due on the loan is $12,500. These shares of stock have been pledged to the Corporation to secure the loan.

All Other Compensation

As a result of the interest-free loan to Mr. Eichenbaum (in order to exercise certain stock options) the Corporation has foregone $361 in interest.

Pension Plan

The Named Executive Officers participate in the Corporation’s Salaried Employees’ Retirement Plan (the “Pension Plan”), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $200,000 per year payable upon retirement at Normal Retirement Date (as defined in the Pension Plan):

Estimated Annual Benefits
Years of Continuous Service

Annual Salary	10	20	30	40	45

$100,000	$11,148	$22,680	$34,212	$43,978	$47,978
$120,000	$13,468	$27,400	$41,332	$53,098	$57,898
$140,000	$15,788	$32,120	$48,452	$62,218	$67,818
$160,000	$18,108	$36,840	$55,572	$71,338	$77,738
$180,000	$20,428	$41,560	$62,692	$80,458	$87,658
$200,000	$22,748	$46,280	$69,812	$89,578	$97,578

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The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

      1.  .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

      2.  .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

      3.  .8% of annual compensation for each year of Credited Service in excess of 35 years.

The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2003, the years of credited service under the Pension Plan for Messrs. David Freedman; James T. Orcutt; Samuel Eichenbaum and Dr. Lee Eppstein are 57, 3, 18 and 21, respectively. During the fiscal year ended December 31, 2003, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

Options Granted During 2003

The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Corporation made during the fiscal year ended December 31, 2003.

STOCK OPTION GRANTS IN FISCAL 2003 Individual Grants

	Options	% of Total Options Granted in	Exercise Price Per	Expiration	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation for 6-Year Option Term ($)(1)
Grantee Name	Granted (#)	Fiscal Year	Share ($/Sh.)	Date	5%	10%

David Freedman	-	-	-	-	-	-
James T. Orcutt (2)	27,500	20.8%	$4.45	2/19/09	$33,810	$74,711
Samuel Eichenbaum (2)	22,000	16.7%	$4.45	2/19/09	27,048	59,769
Dr. Lee Eppstein (2)	16,500	12.5%	$4.45	2/19/09	20,286	44,827
William J. Dunne	5,500	4.2%	$4.45	2/19/09	6,762	14,942
All Shareholders (3)	-	-	-	-	$12,625,386	$27,898,801
All Optionees	132,000	100.0%	$4.46	(4)	162,695	359,513

(1)
These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(2)
Consists of stock options granted under a non-qualified stock option plan at fair market value on the date of grant, exercisable 40% two years after date of grant and 20% each year thereafter and expiring six years after date of grant.

(3)
Based on an aggregate of 8,638,475 shares of Common stock outstanding as of December 31, 2003, and a price per share of $5.29, the fair market value of the Company’s Common stock at the close of business on such date.

(4)	Represents the actual exercise price of options granted during 2003; Options granted during 2003 will expire on the dates in 2009 equal to six years from the date of grant.

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Options Exercised During 2003 and Fiscal Year End Option Values

The following table sets forth information concerning the 2003 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $5.29 per share on December 31, 2003.

	Shares Acquired	Value	Number of Unexercised Options/SARs		Value of Unexercised in The Money Options/SARs ($)(2)
Name	on Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David Freedman	-	$-	135,801	3,221	$134,733	$7,054
James T. Orcutt	-	-	15,972	62,348	$11,021	$49,807
Samuel Eichenbaum	-	-	38,530	29,935	$59,922	$22,982
Dr. Lee Eppstein	-	-	23,728	36,586	$32,586	$29,050
William J. Dunne	-	-	24,091	16,874	$38,848	$13,134

(1)	Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price multiplied by the number of shares.

Report of the Independent Directors of the Board of Directors

The directors of the board of directors who meet the independence requirements of NASDAQ, after taking into consideration, recommendations from the Corporate Governance and Compensation Committee, establish the compensation for David Freedman, the Chairman of the Board and Chief Executive Officer as well as for the other executive officers of the Corporation. The independent directors have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

The independent directors receive a recommendation from the Corporate Governance and Compensation Committee as to the compensation of Mr. Freedman and the other executive officers. The independent directors utilize the same compensation components and performance assessments as followed generally by the Corporation and the Corporate Governance and Compensation Committee in determining compensation for the Corporation’s executive officers.

For the year ended December 31, 2003, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $264,600. Mr. Freedman has an Employment Agreement which expires December 31, 2004. Neither Mr. Freedman nor any of the other executive officers participated in any decisions related to their compensation.

Submitted by the
Independent Directors of the Board of Directors
on March 4, 2004

Dr. Jerome Birnbaum
Ernest Gross
Kiyoshi Masuda
Dr. David Pramer
Peter Schkeeper
Daniel S. Van Riper

Joel Jaffe became a director of the Corporation on March 8, 2004.

Report of the Corporate Governance and Compensation Committee of the Board of Directors

The Corporate Governance and Compensation Committee of the Board of Directors reviews the compensation of the Corporation’s executive officers and makes recommendations for decisions thereon by a majority of the independent directors. The Corporate Governance and Compensation Committee is composed of three (3) non-employee directors all of whom meet the independence requirements of NASDAQ, currently Mr.

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Ernest Gross, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance, pension and 401(k) plans, that are generally available to all of the Corporation’s employees.

Base salary levels for the Corporation’s executive officers, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders’ equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers of the Corporation, the Corporate Governance and Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions’ assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

Submitted by the
Corporate Governance and Compensation
Committee of the Board of Directors

Ernest Gross (Chairman)
Kiyoshi Masuda
Dr. David Pramer

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is composed of three (3) non-employee directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. The Charter was originally filed with the Securities and Exchange Commission in connection with the filing of the Corporation’s proxy statement for its 2001 annual meeting and has been subsequently amended. Consequently, a copy of the revised charter is attached to this Proxy Statement as Appendix “B.”

Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee preapproves the engagement of the independent accountants to provide non-audit services, including tax services.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

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Based upon the aforementioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

Submitted by the
The Audit Committee of the Board of Directors
on March 4, 2004

Daniel S. Van Riper (Chairman)
Ernest Gross
Peter Schkeeper

Joel Jaffe became a director and joined the Corporation’s Audit Committee on March 8, 2004 and was elected Chairman of the Committee effective March 31, 2004. The Board also determined that he is an Audit Committee Financial Expert.

Certain Relationships and Transactions

Until December 15, 2003, David Freedman was the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation’s products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 2003, this firm earned commissions in the amount of $16,316 on purchases by customers in Israel of the Corporation’s products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives. On December 15, 2003, Mr. Freedman sold his ownership interest in Bio-Instrument Limited to an unrelated third party.

Carol Freedman, the daughter of David Freedman, and the sister of Kenneth Freedman, has been employed by the Company in various capacities since 1979. Ms. Freedman is currently Customer Service Manager and also is Assistant Treasurer of the Company. Her compensation for 2003 was $61,900; she also received options to purchase 1,100 shares of the Company’s Common stock in 2003, under the Company’s 2001 Stock Option Plan for Officers and Key Employees.

The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 20,460 shares of the Corporation’s Common stock. The current balance due on the loan is $12,500. These shares of stock have been pledged to the Corporation to secure the loan.

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STOCK PERFORMANCE CHART

The following chart compares the yearly change in the cumulative total shareholder return on the Corporation’s Common stock during the last five years ended December 31, 2003, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401 - Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1998 in the Corporation’s Common stock and in each of the other two indices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
MEDIA GENERAL INDEX AND
MG SCIENTIFIC INSTRUMENTS GROUP INDEX

	1998	1999	2000	2001	2002	2003
The Corporation	100	93.97	83.67	110.33	117.83	129.14
MG Industry Group 401 – Scientific Instruments Index	100	161.57	180.83	117.43	74.27	119.54
Media General Index	100	121.99	110.12	97.50	77.45	103.11

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ITEM 2.	PROPOSAL TO AMEND THE 1999 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS TO RESERVE AN ADDITIONAL 100,000 SHARES FOR ISSUANCE THEREUNDER AND TO CHANGE THE WAY THE PLAN IS ADMINISTERED

Summary

In 1999, the Corporation adopted the 1999 Stock Option Plan for nonemployee directors (the “1999 Plan”). The 1999 Plan provides for the granting of options to purchase shares of the Corporation’s Common stock, par value $0.625 per share, to be drawn from the authorized but unissued stock. One hundred forty six thousand four hundred ten (146,410) shares were previously available for options pursuant to the 1999 Plan, but the number of shares will be appropriately adjusted in the event of certain changes in the capital structure of the Corporation. Shareholders will have no pre-emptive rights with regard to shares allotted to the 1999 Plan. As options have been granted with respect to a large portion of those 146,410 shares, the Corporation desires to amend the 1999 Plan to increase the total number of shares available for options to 246,410, thus adding 100,000 more shares to the 1999 Plan. The purpose of the 1999 Plan is to attract and retain the services of experienced and talented persons as directors of the Corporation.

The total number of authorized shares of Common stock of the Corporation is 25,000,000 of which 8,636,865 were outstanding as of April 14, 20003, the record date. As of April 14, 2003, the Corporation has outstanding options to purchase 1,025,959 shares of its Common stock, including 114,947 options granted under the 1999 Plan.

The following is a brief summary of the 1999 Plan. The complete text is attached as Appendix A hereto.

Description of the Stock Purchase Plan

The 1999 plan was previously administered by a Committee consisting of at least two (2) persons who were members of the Board of Directors. No member of the Committee was eligible to receive any options under the Plan, and no member may have received any such options for a period of at least one (1) year prior to his or her election to serve on the Committee. The Board could from time to time remove members from, or add members to, the Committee. Due to a lack of at least two (2) “disinterested” board members to serve on the Committee of the 1999 Plan, the Board has elected to dispense with the Committee for the 1999 Plan and in the future, act as a body of the whole on all grants of options and other matters under the 1999 Plan based on recommendations from its Corporate Governance and Compensation Committee.

No options may be granted under the 1999 Plan after March 17, 2009. Options granted under the 1999 Plan may have an exercise period of up to ten years. The 1999 Plan provides that the Board shall determine the time when any such options shall be exercisable. Generally, twenty percent (20%) of the options granted shall become exercisable one year after the grant date and twenty percent (20%) shall become exercisable each year thereafter until all options are exercisable at the end of five years, provided however, the Board shall have the full discretion at the time of granting each option to make such options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. All options will immediately vest upon the death of a director.

In the sole discretion of the Board, it may accelerate the vesting schedule of any options issued under the 1999 Plan. In the event of a change in control of the Corporation by a single person or group of affiliated persons or entities, such options will vest immediately before the change in control.

If an optionee dies while a director of the Corporation or retires after completing at least three full terms, all unexercised options shall remain exercisable for (i) a period of twelve (12) months from the date of death or retirement, as the case may be or (ii) until the expiration date, whichever occurs first. In the case of death, the option may be exercised by the executor or administrator of the optionee’s estate or by any person who acquires the option from the optionee by bequest or inheritance. In no event can a stock option be exercised after 10 years from the date it is granted, or such earlier date as may be specified in the option. The options are not transferable except in the event of death.

The exercise price per share of each option will not be less than eighty-five percent (85%) of the fair market value on the date of grant which, generally, is the closing price for the Corporation’s Common stock as quoted on

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the NASDAQ. Payment for the full number of shares covered by the portion of any option exercised will be made in full at the time of exercise. Payment can be made by delivery of cash, check, bank draft or postal or express money order or at the discretion of the Board through delivery of shares of Common stock having a fair market value equal to the cash exercise price of the option.

No determination has been made with respect to future recipients of options under the 1999 Plan, and it is not possible to specify the directors to whom such options may be granted, or the number of shares, within the limitations of the 1999 Plan, to be covered by such options.

Options granted under the 1999 Plan are not intended to be stock options of the various types specifically referred to in the Internal Revenue Code of 1986, as amended, but, instead would be considered as non-statutory options taxable under established general principles of tax law. Under current federal income tax law, the grant of a non-transferable, non-statutory option generally is not a taxable event for the grantee or for the Corporation. Rather, the grantee of a non-qualified option generally realizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Corporation is entitled to claim a corresponding tax deduction, subject to the rules pertaining to the reasonableness of compensation, in an amount equal to the ordinary income realized by the grantee.

The closing price of the Common Stock of the Corporation on March 22, 2004, as quoted on NASDAQ was $5.85 per share.

Management recommends a vote “FOR” the proposal.

INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors to make an examination of the accounts of the Company for the fiscal year 2004. KPMG LLP has served as the independent auditors of the Company for many years. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

The fees billed for services rendered for the Company by KPMG LLP for fiscal 2003 and 2002 were as follows:

	2003	2002

Audit of the consolidated financial statements, including timely quarterly review services	$208,000	$208,000
Audit related fees (benefit plan audits)	30,000	25,000
Tax services	54,000	75,000
All other fees (corporate secretarial fees in the U.K.)	-	14,000

Total fees	$292,000	$322,000

The Audit Committee has considered whether the provision of the services covered under the caption “All Other Fees” above (0% and 4.3% of total fees in 2003 and 2002, respectively) is compatible with maintaining the auditor’s independence.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

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2005 SHAREHOLDER PROPOSALS

Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2005 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08817 on or before December 22, 2004.

GENERAL

The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

By Order of the Board of Directors

Adele Lavender, Secretary

ANNUAL REPORT ON FORM 10-K

The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 2003, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Samuel Eichenbaum, Vice President, Finance, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, New Jersey 08817-4005. The Company also makes its periodic and current reports available, free of charge on its website (www.nbsc.com) as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission.

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Appendix “A”

NEW BRUNSWICK SCIENTIFIC CO., INC.
1999 STOCK OPTION PLAN
FOR
NONEMPLOYEE DIRECTORS

1.	Purpose

The New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for Nonemployee Directors (the “Plan”) is intended to enable New Brunswick Scientific Co., Inc. (the “Company”) to attract and retain experienced and qualified independent directors and to provide them with incentives to promote the best interests of the Company by enabling and encouraging them, through the grant of nonqualified stock options (the “Options”) to acquire Company stock.

As used in the Plan, the term “nonqualified stock options” means options which are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The term “related corporation” means any corporation which is a “subsidiary corporation” of the Company as defined in Section 425(f) of the Code.

2.	Administration

The Plan shall be administered by the Board of Directors and based upon recommendations from its Corporate Governance and Compensation Committee.

Subject to the terms of the Plan, the Board shall have the authority to determine the persons to whom nonqualified stock options shall be granted under the Plan and to recommend the date of grant and the other terms and conditions thereof. The Board shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and directors, and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder, except those resulting from such member’s willful misconduct.

In addition to such other rights of indemnification as they may have as members of the Board, the Company shall defend, indemnify and hold harmless the members of the Board against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid or payable by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the Board member seeking indemnification hereunder, provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and any opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.

3.	Eligibility

The persons eligible to participate in the Plan shall be the nonemployee directors of the Company hereinafter referred to as “Eligible Individuals”.

4.	Stock Subject to the Plan

Subject to adjustment in accordance with the provisions of Section 10 hereof, 146,410 shares of Common stock par value $.0625 per share of the Company (“Shares”), shall be available for the grant of Options under the

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Plan. Shares issuable under the Plan shall be authorized but unissued Shares of the Company, including treasury shares.

If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5.	Grants and Price of Options

(a)
Grants.  From time to time until the expiration or earlier termination of the Plan, the Board may grant Options to Eligible Individuals (such grantees are hereinafter referred to as “Optionees”) under the Plan. Options granted pursuant to the Plan to such Eligible Individuals shall be in such form as the Board shall from time to time approve, and shall be subject to the terms and conditions of this Plan.

(b)
Price of Options.  The purchase price per share (the “Option Price”) under each Option granted under the Plan shall be determined and fixed by the Board in its discretion, but shall not be less than eighty-five percent (85%) of the fair market value of such Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (i) the last reported closing price of a share as quoted by the NASDAQ and reported in The Wall Street Journal (or other reputable financial publication in the event The Wall Street Journal is unavailable); or if at any time the Company’s Common stock is not eligible for quotation on NASDAQ; (ii) such other method of determining fair market value as shall be permitted by the Code or the rules or regulations hereunder, and adopted by the Board from time to time.

6.	Term of Options

Unless earlier terminated pursuant to any provision hereof, all Options granted under the Plan shall expire on a date which is no later than the date that is ten (10) years after the date of grant of such Option (the “Expiration Date”).

7.	Vesting, Exercise and Payment

(a)
Vesting.  On the grant of each Option under this Plan, (the “Grant Date”), the Board shall determine the time when any of such Options shall be exercisable. Generally, twenty percent (20%) of the Options granted shall become exercisable one (1) year after the Grant Date and twenty percent (20%) shall become exercisable each year thereafter until all Options are exercisable at the end of five years, provided, however, the Board shall have the full discretion at the time of granting each Option to make such Options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. All Options shall immediately vest on the death of a Director. The time at which such Options shall become exercisable, in whole or in part, shall be set forth in the Nonqualified Stock Option Agreement described in Section 16(b) below.

(b)
Accelerated Vesting.  (i) Notwithstanding and in addition to subsection (ii) below, at any time, and from time to time, in the sole discretion of the Board, the Board may accelerate the vesting schedule of any Options issued under this Plan. Where the Board determines that is shall accelerate the vesting of any option, it shall notify the affected optionee in writing.

(ii)
In the event of a “Change in Control” of the Company, any Options not yet exercisable shall immediately vest and become exercisable. For purposes of this Agreement, “Change in Control” means the acquisition of the beneficial ownership of a majority of the voting securities of the Company and/or substantially all of the assets of the Company by a single person or entity or a group of affiliated persons or entities. Such Options shall vest immediately before the change in Control.

(c)
Method of Exercise.  An Option may be exercised, in whole or in part, but only in multiples of full shares, by giving notice to the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Shares. Notwithstanding the foregoing, and Option may not be exercised more than ten times during the term of the Option. Except in the case of death or retirement, as provided under Section 8(b), below an Optionee may exercise an Option only during the period such Optionee is a director of the Company. Not Option may be exercised after the Expiration Date.

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(d)
Payment.  The Option Price shall be payable: (i) in cash or by check, bank draft, or postal or express money order, (ii) at the discretion of the Board through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (iii) at the discretion of the Board, by the combination of (i) and (ii) above. The Board shall set forth in the Nonqualified Stock Option Agreement, the form of permitted payment of the exercise price. Notwithstanding the foregoing, the Board, in its sole discretion, may amend any outstanding Non-qualified Stock Option Agreement to permit one or more of the additional forms of payment set forth in (ii) or (iii) above by providing written notice of such amendment to the Optionee.

8.	Termination of Options and Transferability

(a)
Termination of Optionee’s Directorship.  If an Optionee ceases to be a director of the Company for any reason other than death (as described in Subsection (b) below) prior to the Expiration Date of any Options, such Options shall terminate immediately upon such cessation.

(b)
Death or Retirement of Optionee.  If an Optionee dies while a director of the Company or “Retires”, as defined below, all unexercised Options shall remain exercisable for (i) a period of twelve (12) months from the date of death or retirement, as the case may be or (ii) until the Expiration Date, whichever occurs first. In the case of death, the Option may be exercised by the executor or administrator of the Optionee’s estate or by any person who acquires the Option from the Optionee by bequest or inheritance. For purposes of this Plan, Retirement shall mean, the date on which a director completes at least three (3) full terms on the board of directors of the Company and where such director has not been asked to resign or has not been otherwise removed from office.

(c)
Transferability.  No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee. The Option shall be exercisable only by him, or in the event of his legal disability by his legal representative.

9.	Registration of Shares

The Company may, but shall not be obligated to, register the Options or the Shares received upon exercise of an Option, or both, with the Securities and Exchange Commission and any state securities law commission or agency. In the absence of such registration, both the Options and the Shares:

(i)	will be issued only pursuant to an exemption from registration;

(ii)
cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and

(iii)	will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (ii) above.

The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares would, in the judgment of the Company, constitute or result in a violation by the Optionee or the Company of any provision of law or regulation of any governmental agency. The Company, at its discretion, may require the Optionee to sign, when exercising an Option, an investment letter satisfactory to the Company.

10.	Adjustments

(a)
The number of Shares which may be issued under the Plan, as stated in Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options) shall be equitably adjusted by the Board to reflect: (i) any stock dividend or stock split, (ii) any subdivision or combination of outstanding shares or (iii) any other reorganization or change in the stock or capital structure of the Company in connection with which the Company issues additional shares of capital stock without receiving any consideration therefor.

(b)
In the event the Company is liquidated or a corporate transaction described in Section 425(a) of the Code and the Treasury Regulations issued thereunder occurs (such as, for example, a merger, consolidation, acquisition of property or stock, separation, or reorganization), each outstanding Option shall be assumed by the surviving or successor corporation, if any.

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11.	Amendment or Discontinuance of the Plan

The Board at any time, and from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that, without the approval of the holders of at least a majority of the outstanding Shares, the Plan may not be amended so as to materially (a) increase the benefits accruing to participants under the Plan; (b) increase the number of Shares which may be issued under the Plan; (except for adjustments permitted or required under Section 10 hereof): (c) modify the requirements as to eligibility for participation in the Plan; or (d) materially increase the cost of the Plan to the Company; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder or an outstanding Option without the consent of such holder.

12.	Application of Funds

The Funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

13.	Shareholder Approval

This Plan is subject to the approval of the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon; which approval shall be obtained at the annual shareholders’ meeting following the adoption of the Plan by the Board. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

14.	No Obligation to Exercise Option

The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

15.	Termination of Plan

No Options may be granted after March 17, 2009, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case my be, or are terminated in accordance with the Plan.

16.	Miscellaneous Provisions

(a)	Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

(b)
Option Agreement and Further Conditions.  As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of a nonqualified stock option agreement (the “Nonqualified Stock Option Agreement”) which shall state the number of Shares to which the Option pertains. The Non-qualified Stock Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Board shall determine. Without limiting the generality of the foregoing, the Board, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

(c)	Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.

(d)	Governing Law. This Plan shall, to the maximum extent possible, be construed in a manner consistent with the Code and shall otherwise be governed by the laws of the State of New Jersey.

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Appendix “B”

NEW BRUNSWICK SCIENTIFIC CO., INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
BOARD OF DIRECTORS APPROVAL AS OF FEBRUARY 23, 2004

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•	Provide an avenue of communication among the independent auditors, management, internal auditing function, and the Board of Directors.

•	Report to the Board of Directors.

•	Encourage adherence to, and continuous improvement of, the Company’s policies, procedures, and practices at all levels.

•	Review areas of potential significant financial risk to the Company.

•	Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee shall have the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ. The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. The Chairman of the Audit Committee shall be a “financial expert”, as defined by the SEC. Audit committee members may not receive any payment other than payment for Board or Committee service.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally quarterly. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session from time to time during the year with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

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III.	Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review and discuss with management the Company’s annual audited financial statements prior to filing or distribution including significant issues, if any, regarding accounting principles, practices, adequacy of disclosure and judgments.

3.
In consultation with the management and the independent auditors, consider the appropriateness and integrity of the Company’s internal controls, financial reporting processes and disclosure controls. Discuss significant financial risk exposures including, but not limited to, off balance sheet transactions and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and any internal auditing function together with management’s responses.

4.
Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any unusual matters required to be reported to the Audit Committee. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.
The independent auditors report directly to the Audit Committee. The Audit Committee shall review the independence, professional qualifications and performance of the auditors and are responsible for the compensation and oversight of the auditors including the resolution of disagreements between management and the independent auditors regarding financial reporting.

6.
Determine the fees and other significant compensation to be paid to the independent auditors and approve in advance, the engagement of the independent auditors to provide non-audit services not prohibited by the SEC or Public Accounting Oversight Board. Preapproval may be delegated to one or more members of the Committee.

7.
On an annual basis, the Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1, and shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and consider the results of any peer review, inquiries and investigations of the independent auditors by professional or governmental authorities.

8.	Review the independent auditors audit plan - discuss such matters as scope procedures and staffing.

9.
Prior to releasing the year-end earnings, discuss the results of the audit and any significant changes in the audit plan with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with auditing standards and regulatory requirements.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•
Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements and any alternate generally accepted accounting principles preferred by the independent auditors.

•	Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

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Legal Compliance

11.
At least annually, get verification and review as necessary with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

12.
Establish procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls and auditing matters; review reported violations of the Company’s code of conduct and any complaints concerning accounting, internal accounting controls and auditing matters including the confidential and anonymous submission by employees of the Company regarding such matters.

Other Audit Committee Responsibilities

13.	Annually, prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15.	Review financial and accounting personnel succession planning within the Company.

16.
Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually receive from management for review and approval a summary of director and officers’ related party transactions and consider any potential conflicts of interest.

ANNUAL MEETING OF SHAREHOLDERS OF

NEW BRUNSWICK SCIENTIFIC CO., INC.

June 1, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors: To Elect (3) Three Class ll Directors to serve until the 2007 Annual Meeting.				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	The approval and adoption of an amendment to the New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for Nonemployee Directors increasing the number of authorized shares by 100,000.
	FOR ALL NOMINEES	Daniel S. Van Riper
Dr. David Pramer
	WITHHOLD AUTHORITY FOR ALL NOMINEES	Joel Jaffe

	FOR ALL EXCEPT (See instructions below)		Management Recommends A Vote FOR Proposal 2 Listed Above.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy is Solicited on behalf of the Board of Directors

NEW BRUNSWICK SCIENTIFIC CO., INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

JUNE 1, 2004

     The undersigned hereby constitutes and appoints David Freedman and James T. Orcutt, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the “Corporation”) which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on June 1, 2004, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

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